UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2011
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28298	94-3154463

(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
249 East Grand Avenue
South San Francisco California, 94080
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 266-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EX-10.9.II
EX-10.9.III

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On May 18, 2011, Onyx Pharmaceuticals, Inc., or Onyx, entered into Amended and Restated Executive Change in Control Severance Benefits Agreements (the “Agreements”) with each of Ted W. Love, M.D., its Executive Vice President and Head of Research and Development and Technical Operations, and Kaye Foster-Cheek, its Senior Vice President of Global Human Resources, to remove from the existing Executive Change in Control Severance Benefits Agreements with such executives a provision for payment by Onyx to the executive of an amount to cover excise taxes that may be incurred by the executive pursuant to Section 4999 of the Internal Revenue Code with respect to payments received by the executive in connection with a change in control. The Agreements also clarify the manner of compliance with, or exemption from, Section 409 of the Internal Revenue Code and proposed healthcare regulations.
     The Agreements with Dr. Love and Ms. Foster-Cheek are attached as Exhibits 10.9(ii) and 10.9(iii) respectively to this Report and are incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit
Number	Description of Document

10.9(ii)+	Amended and Restated Executive Change in Control Severance Benefits Agreement between the Company and Ted W. Love, M.D., dated as of May 18, 2011.

10.9(iii)+	Amended and Restated Executive Change in Control Severance Benefits Agreement between the Company and Kaye Foster-Cheek, dated as of May 18, 2011.

+	Indicates management contract or compensatory plan or arrangement.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2011	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Matthew K. Fust
Matthew K. Fust
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

10.9(ii)+	Amended and Restated Executive Change in Control Severance Benefits Agreement between the Company and Ted W. Love, M.D., dated as of May 18, 2011.

10.9(iii)+	Amended and Restated Executive Change in Control Severance Benefits Agreement between the Company and Kaye Foster-Cheek, dated as of May 18, 2011.

+	Indicates management contract or compensatory plan or arrangement.